UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TRANSCOMMUNITY FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TransCommunity Financial Corporation

May 13, 2005

Dear Fellow Shareholder:

In April we mailed to all our shareholders our proxy statement and related materials in connection with our annual meeting of shareholders to be held Tuesday, May 24, 2005, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia. We hope you plan to attend, and if you can do so, we look forward to seeing you at the meeting.

Earlier this week we determined that certain of the dollar amounts contained in our 2004 financial statements and elsewhere in the annual report on Form 10-KSB that we filed with the Securities and Exchange Commission on March 30, 2005, a copy of which we sent to you with our proxy materials, were incorrect. We have now filed an amended Form 10-KSB/A correcting these amounts and, although not specifically required to do so, we are enclosing a copy of the complete Form 10-KSB, as amended, for your convenience. The explanatory note that follows the cover page of the Form 10-KSB/A provides additional information concerning the reason for amending our financial statements and filing an amended Form 10-KSB.

We hope you have executed and returned your proxy so your shares can be represented at our upcoming annual meeting of shareholders. The Board of Directors strongly encourages you to vote FOR the two proposed amendments to the Company’s Articles of Incorporation to increase the maximum size of our Board of Directors and increase our authorized shares of common stock and create a new class of preferred stock. The increase in the size of our Board of Directors will allow the Company to add individuals with experience that will assist the Board in complying with the new requirements of the Sarbanes-Oxley law. The increase in the number of authorized shares will facilitate the financing of the proposed Bank of Rockbridge, and position the Company for a future securities offering in conjunction with a listing of the Company’s shares on a national exchange. Both management and your Board of Directors feel strongly that both of these proposed changes to our Articles of Incorporation are in the best interest of the Company and of you, our shareholders. If you have misplaced your proxy, or if for any other reason you would like to receive an additional proxy, please call us at 804-934-9999 and we will forward a copy to you promptly.

Thank you for your continuing support.

Sincerely,

/s/ William C. Wiley
William C. Wiley
Chairman and Chief Executive Officer

4235 Innslake Drive • Glen Allen, Virginia 23060 • Phone 804-934-9999 • Fax 804-934-9299 • Toll Free 1-800-606-0946

www.TCFCorp.com